Exhibit 99.02

BEFORE THE CORPORATION COMMISSION OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)
FOR AN ORDER OF THE COMMISSION	)
GRANTING PRE-APPROVAL OF DEPLOYMENT	)	CAUSE NO. PUD 201000029
OF SMART GRID TECHNOLOGY IN OKLAHOMA	)
AND AUTHORIZATION OF A RECOVERY RIDER	)	ORDER NO. 576595
AND REGULATORY ASSET	)

HEARING:	June 22, 2010, in Courtroom 301
2101 North Lincoln Blvd., Oklahoma City, OK 73105
Before Jacqueline T. Miller, Administrative Law Judge

APPEARANCES:	Elizabeth J. Stefanik, Assistant General Counsel, representing Public
Utility Division, Oklahoma Corporation Commission
William J. Bullard, Patrick D. Shore, and Stephanie G. Houle, Attorneys,
representing Oklahoma Gas and Electric Company
William L. Humes and Elizabeth Ryan, Assistant Attorneys General,
representing Office of Attorney General, State of Oklahoma
Thomas P. Schroedter, James D. Satrom, and J. Fred Gist, Attorneys,
representing Oklahoma Industrial Energy Consumers
Jack G. Clark, Jr. and Ronald E. Stakem, Attorneys, representing OG&E
Shareholders Association

FINAL ORDER APPROVING JOINT STIPULATION
AND SETTLEMENT AGREEMENT

BY THE COMMISSION:

This cause comes before the Oklahoma Corporation Commission (“Commission”) on the Administrative Law Judge’s (“ALJ”) recommendation for Final Order Approving Joint Stipulation and Settlement Agreement executed between Oklahoma Gas and Electric Company (“OG&E” or “Company”), the Public Utility Division (“PUD”) of the Commission, the Office of the Attorney General, State of Oklahoma (“Attorney General”), the OG&E Shareholders Association (“OG&E Shareholders”) and the Oklahoma Industrial Energy Consumers (“OIEC”) all collectively referred to as the “Stipulating Parties.”  A copy of the Joint Stipulation and Settlement Agreement (“Joint Stipulation”) is attached hereto as Attachment “A” and incorporated herein by reference.

SUMMARY OF PARTIES’ ALLEGATIONS

Applicant

1.	Applicant OG&E, requested in its Application that the Commission find that the Phase II

PUD 201000029 – FINAL ORDER                                                 Page 2 of 21

deployment of Smart Grid technology be pre-approved and deemed a prudent investment; the Smart Grid investment found to be used and useful when constructed and placed in service; the Smart Grid Recovery Rider (“SGR”) be established for OG&E to recover the Smart Grid annual revenue requirement until OG&E’s 2013 rate case is completed and new rates are implemented; and regulatory assets for certain initial Smart Grid costs and retirement of replaced meters be established, and to approve of certain changes to the Company’s terms and conditions related to the suspending of periodic and selective meter test schedules during the system wide deployment of Smart Grid.
2.
Applicant submitted pre-filed testimony of Howard W. Motley, Kenneth Grant, Jesse B. Langston and Melvin H. Perkins, Jr. in this cause and provided oral testimony of Mr. Motley, Mr. Grant, Scott Milanowski and Mr. Langston at the hearing recommending approval of the Joint Stipulation as a fair, just and reasonable resolution of the matters in this cause.

3.	Applicant also filed supplemental testimony of Mr. Motley and a summary of his supplemental testimony supporting and recommending approval of the Joint Stipulation.
4.	OG&E recommends approval of Joint Stipulation, as a fair, just and reasonable resolution of the matters in this cause.

Public Utility Division

1.	The PUD, submitted pre-filed testimony of Brandy Loyd Wreath, Karen Forbes, Fairo Mitchell, Tonya Hinex-Ford and Luis Saenz in this cause.
2.	The PUD also filed supplemental testimony of Mr. Wreath and a summary of his supplemental testimony supporting and recommending approval of the Joint Stipulation.
3.	The PUD recommends approval of Joint Stipulation, as a fair, just and reasonable resolution of the matters in this cause.

Attorney General

1.	William L. Humes, Assistant Attorney General, on behalf of the Attorney General, filed a Statement of Position.
2.	The Attorney General recommends approval of the Joint Stipulation as a fair, just and reasonable resolution of the matters in this cause.

 Intervenors

1.	OIEC, Intervenor, submitted pre-filed testimony of Mr. Mark E. Garrett and participated in the hearing.
2.	OIEC recommends approval of the Joint Stipulation as a fair, just and reasonable resolution of the matters in this cause.
3.	Jack G. Clark, Jr., Attorney, representing OG&E Shareholders, Intervenor, filed a

PUD 201000029 – FINAL ORDER                                                 Page 3 of 21

 Statement of Position.
4.	OG&E Shareholders recommends approval of the Joint Stipulation as a fair, just and reasonable resolution of the matters in this cause.

DATES AND PLACES OF HEARINGS

Hearings in this cause were conducted:
March 25, 2010 – Motion to Intervene – OG&E Shareholders Association
in Courtroom B, 2101 North Lincoln Blvd., Oklahoma City, OK 73105

March 25, 2010 – Motion to Intervene – OIEC
in Courtroom B, 2101 North Lincoln Blvd., Oklahoma City, OK 73105

April 1, 2010 – Motion to Establish Procedural Schedule
in Courtroom B, 2101 North Lincoln Blvd., Oklahoma City, OK 73105

April 15, 2010 – Motion for Protective Order
in Courtroom B, 2101 North Lincoln Blvd., Oklahoma City, OK 73105

April 29, 2010 – Motion to Determine Notice Requirements
in Courtroom B, 2101 North Lincoln Blvd., Oklahoma City, OK 73105

June 21, 1010 – Pre-Hearing Conference
in Courtroom B, 2101 North Lincoln Blvd., Oklahoma City, OK 73105

June 22, 2010 – Hearing on the Merits
in Courtroom 301, 2101 North Lincoln Blvd., Oklahoma City, OK 73105

PROCEDURAL HISTORY

On March 15, 2010, OG&E filed its Application initiating this proceeding seeking an order of the Commission granting pre-approval of deployment of Smart Grid technology in Oklahoma, authorizing a recovery rider and regulatory assets, and the other relief stated in paragraph 1 of the summary of Applicant’s allegations, above.  Concurrently with its Application OG&E also filed the Direct Testimonies of Howard Motley, Kenneth Grant, Jesse B. Langston, and Melvin H. Perkins and a Motion to Establish Procedural Schedule.   On March 17, 2010, the Attorney General, OIEC and OG&E Shareholders each filed their Entry of Appearance.

The Commission issued Order Nos. 574664 and 574665 on April 8, 2010, granting the Motions to Intervene of OG&E Shareholders and OIEC, respectively.  OG&E filed a Motion for Protective Order on April 8, 2010.  On April 21, 2010, the Commission issued Order No. 574908 granting OG&E’s Motion for Protective Order.  OG&E filed a Motion to Determine Notice Requirements on April 25, 2010.

PUD 201000029 – FINAL ORDER                                                 Page 4 of 21

On May 10 2010, the Commission issued Order No. 575373 granting OG&E’s Motion to Establish Procedural Schedule. On May 19, 2010, the Commission issued Order No. 575598 granting OG&E’s Motion to Determine Notice Requirements and directed OG&E to publish the Notice of Hearing once each week for two consecutive weeks with the first publication being at least fifteen days prior to the hearing on the merits in The Oklahoman and Tulsa World and also in newspapers of general circulation in the following Oklahoma counties in which OG&E has customers: Alfalfa, Bryan, Dewey, Ellis, Grant, Jefferson, Johnston, Love, Major, Marshall, Woods, and Woodward.  On May 21, 2010, OIEC filed the Responsive Testimony of Mark E. Garrett.  The PUD filed the Responsive Testimonies of Luis Saenz, Karen Forbes, Brandy Loyd Wreath, Fairo Mitchell, and Tonya Hinex-Ford on May 21, 2010.  The Attorney General filed his Statement of Position on May 24, 2010.  On May 25, 2010, OG&E Shareholders filed a Statement of Position.  The Stipulating parties filed an executed Joint Stipulation on May 27, 2010.

On June 2, 2010, OG&E filed Affidavits of Publication from the Medford Patriot Star and The Daily Ardmoreite.  OG&E filed Affidavits of Publication from the Ellis County Capital and the Cherokee Messenger & Republican on June 4, 2010.  On June 11, 2010, OG&E filed an Affidavit of Publication from the Johnston County Capital-Democrat.  On June 18, 2010, OG&E filed the Supplemental Testimony in Support of the Joint Stipulation of Howard Motley and the Testimony Summary of Howard Motley.  Also on June 18, 2010, the PUD filed the Supplemental Testimony in Support of the Joint Stipulation of Brandy Wreath and the Testimony Summary of Brandy Wreath.  On June 21, 2010, the ALJ conducted a Pre-Hearing conference in this matter.  Also, OG&E filed Affidavits of Publication from the Durant Daily Democrat, Poteau Daily News, Tulsa World, The Oklahoman, Alva Review-Courier, Enid News and Eagle, The Woodward Daily Press, Sequoyah County Times, The Dewey County Record and The Tahlequah Daily Press on June 21, 2010.  On June 22, 2010, OG&E filed an additional Affidavit of Publication from the Durant Daily Democrat and an amended Affidavit of Publication for the Johnston County Capital Democrat to correct a scrivener’s error on the June 11, 2010 Affidavit regarding publication dates.

The Hearing on the Merits for this cause commenced on June 22, 2010 pursuant to the Notice of Hearing.  The ALJ accepted evidence and testimony of witnesses sworn and examined in connection with the Joint Stipulation.  Thereafter, the ALJ took the matter under advisement and upon review of the record presented, recommended that the Joint Stipulation be adopted and approved by the Commission as its Final Order in this Cause.

SUMMARY OF PARTIES’ EVIDENCE

Applicant
1.	Patrick D. Shore, attorney for the Applicant, announced that notice of this cause was published in accordance with Order No. 575598 which determined notice requirements.

PUD 201000029 – FINAL ORDER                                                 Page 5 of 21

1.
Howard Motley, Vice-President, Regulatory Affairs, filed pre-filed testimony on behalf of OG&E on March 15, 2010 and Supplemental Testimony Supporting the Joint Stipulation on June 18, 2010.  He stated that the purpose of his testimony was to sponsor the Joint Stipulation entered into by the parties to this Cause on May 27, 2010 and that his testimony would discuss the agreements of the Stipulating Parties, cost recovery, customer impact, and why the Joint Stipulation is in the public interest.

2.
Mr. Motley testified that Article III of the Joint Stipulation contains the detailed agreements of the Stipulating Parties in eleven paragraphs.  He testified that in Paragraph A the Stipulating Parties agreed to request that the Commission issue an order granting pre-approval of Smart Grid deployment; finding that the Smart Grid deployment is a prudent investment and, when constructed and placed in service, will be used and useful to OG&E’s Oklahoma customers; and authorizing the recovery of costs associated with Smart Grid’s deployment through the SGR.

3.
He further testified that the annual revenue requirement for Smart Grid deployment includes a rate of return on rate base (including federal and state income taxes) and the recovery of operation and maintenance (“O&M”) expense, depreciation, property tax and the amortization of a regulatory asset.

4.
Mr. Motley testified regarding the design, cost and credits to be collected or passed through the SGR. He testified that the agreed capped amount of project related costs to be recovered through the SGR was $366.4 million, and that project costs at or below the capped amount represent an investment that is fair, just and reasonable and in the public interest, deemed prudent and should be included in the revenue requirement in OG&E’s 2013 general rate case and allocated in the same manner as the costs allocated in the SGR.  Upon examination by the bench, Mr. Motley explained Stipulation Exhibit 1 and the components of the SGR.  He further testified that the SGR will be effective over four periods, beginning with July through December 2010 and the calendar years 2011 through 2013.

5.
Mr. Motley testified that the Stipulating Parties recognized that under the Department of Energy (“DOE”) grant, the project costs have to be expended or accrued by the Company prior to December 29, 2012.  He further testified that if OG&E’s total expenditure during that time exceeds the capped Smart Grid Cost, the Company can offer evidence of prudence and seek recovery of any excess cost in the 2013 rate case.  In response to examination by the bench, Mr. Motley also testified that if the project cost exceeded $366.4 million OG&E would have the opportunity in its 2013 rate case to present evidence and request recovery of any excess costs that were prudently incurred.  Further, Mr. Motley explained the difference between total recovery related to project costs versus the Smart Grid Costs.

6.
Mr. Motley further testified it was agreed by the Stipulating Parties that on March 1 of each year, OG&E will submit a report to the PUD.  He testified that the report will summarize (by month) the SGR revenues collected and the revenue requirement associated with the SGR. He further testified that with respect to the SGR, the Company shall provide the PUD a final

PUD 201000029 – FINAL ORDER                                                 Page 6 of 21

report reflecting actual revenues collected through the SGR over the period July 2010 through December 2013 as compared to what should have been collected based on the actual costs (by month) over the same period and any over/under recovery will be refunded or collected through the Rider for Fuel Cost Adjustment (“FCA”).  Upon cross-examination by counsel for OIEC, Mr. Motley further explained how the FCA is calculated and the process for refunding the excess fuel amount of $100 million to customers was through an adjustment of the fuel factors by rate class in the Fuel Cost Adjustment.  Upon further questioning from the bench, Mr. Motley described the annual reporting requirements, term and true-up provisions in the SGR.  Mr. Motley testified that the Stipulating Parties agreed to a levelized return for customers and OG&E will file a report that identifies the actual costs expended by the Company and recovered through the FCA.
7.
Mr. Motley further testified that the Stipulating Parties agreed that beginning in January 2011, all customers having a Smart Meter would have access to a web portal and that the Company will spend no less than $2.3 million to educate customers regarding the best use of the information available on the portal. Mr. Motley further testified that OG&E will make available to all customers who do not have internet access, the opportunity to receive a monthly Home Energy Report.  He testified that this report will be made available, free of charge, to customers eligible for the Company’s LIHEAP and/or Senior Citizen program who do not have internet service.  Upon questioning by the bench, Mr. Motley testified that, for customers who do not have internet access, a monthly Home Energy Report will be provided, for a small fee, and for OG&E customers eligible for OG&E’s LIHEAP and/or Senior Citizen program who do not have internet access, the monthly Home Energy Report will be provided at no cost.  He also testified that the information on the web portal would be in “near real-time.”

8.
Mr. Motley further testified that his Supplemental Testimony identified three regulatory assets agreed to be established by the Stipulating Parties, which are the O&M Regulatory Asset, the Stranded Meter Regulatory Asset, and the Web Portal Regulatory Asset.  He testified that the O&M Regulatory Asset will capture certain O&M costs incurred during 2009 and in 2010, prior to the implementation of the SGR.  He further testified that the O&M Regulatory Asset will be included in the revenue requirement recovered through the SGR over the period July 2010 through December 2013.  Mr. Motley testified that the Stranded Meter Regulatory Asset is designed to capture the stranded costs associated with the existing meters that will be retired due to the installation of Smart Meters.  He further testified that the Stranded Meter Regulatory Asset will accumulate during the Smart Grid deployment and will be accumulated and incrementally included in rate base in the 2011 and 2013 rate cases and earn a return on such amounts.  He testified that beginning with the implementation of new rates resulting from the 2013 rate case, the total accumulated Stranded Meter Regulatory Asset will be included in rate base and earn a return.  He further testified that the Smart Grid Regulatory Asset will be recovered over six years through the amortization expense included in base rates.  Mr. Motley testified that the Web Portal Regulatory Asset will capture the

PUD 201000029 – FINAL ORDER                                                 Page 7 of 21

actual costs associated with the web portal activities he previously testified to and will not exceed $6.9 million.  He further testified that these costs will accumulate during the SGR period and in the 2013 rate case, OG&E will be entitled to earn a return on and a recovery of this regulatory asset over a six year period.  Upon questioning by the bench, Mr. Motley testified as to the O&M cost reductions that the Company expects to experience because of the Smart Grid deployment.  He testified that the customers will receive the benefit of those reductions as a credit to the SGR.  Upon further examination, Mr. Motley testified that the value of the existing meters covered by the Stranded Meter Regulatory Asset is approximately $32 million.
9.
Mr. Motley further testified that the Stipulating Parties also reached an agreement on evaluating the feasibility of implementing an hourly-differentiated fuel adjustment clause and agreed to address this issue in OG&E’s 2011 rate case, including a public workshop to gather information on the topic to be held before March 31, 2011.  He testified that OG&E agreed to provide the PUD with periodic reports regarding complaints and customer input related to Smart Grid deployment and would consult with the PUD with respect to the 2011 demand response study discussed by OG&E witness Kenneth Grant and provide both the 2010 and 2011 studies to the PUD.

10.
Mr. Motley also testified that the revenue requirement component of the SGR includes the Company’s capital investment, O&M expenses (reduced for DOE funding and assigned 100% to the Oklahoma jurisdiction), rate of return, taxes, depreciation, regulatory asset amortization and internal labor.  He further testified that this annual revenue requirement is then reduced by certain guaranteed O&M reductions and the resulting revenue recovery is the amount that would be recovered from customers on a “levelized” customer impact basis through the SGR.   Upon further questioning from the bench, Mr. Motley testified that the Company deducted $7.5 million of internal labor costs because such costs are already included in base rates. He went on to testify that the DOE grant of $2.7 million associated with the $7.5 million was included in the SGR for the benefit of the customers.

11.
Mr. Motley testified that the O&M expenses previously noted above are assigned 100% to Oklahoma because these expenses are required for the Oklahoma Smart Grid deployment even if Smart Grid is never deployed in Arkansas.  He testified that the Company plans to file an application in the Arkansas jurisdiction requesting pre-approval and if the Arkansas Public Service Commission approves the Company’s application, the O&M expense will be allocated between the two jurisdictions and further lower the costs recovered through the SGR.  Upon examination by the bench, Mr. Motley described the process the Company will undertake in Arkansas and if successful to allocate the costs recovered through the SGR between both the Oklahoma and Arkansas jurisdictions.

12.
Mr. Motley explained that after determining the revenue requirement, the SGR was structured to provide a levelized customer impact throughout the term of the rider.  He testified that in developing this “levelized” impact, the following items have to be

PUD 201000029 – FINAL ORDER                                                 Page 8 of 21

considered: SGR annual revenue requirement, guaranteed O&M cost reductions, and fuel savings and indirect O&M reductions.
13.
Mr. Motley testified that the Stipulating Parties agreed that a distribution demand allocator was appropriate to divide the Smart Grid costs among customer classes because the preponderance of the costs for Smart Grid are distribution related.  He further testified that the Stipulating Parties agreed to modify SGR collection of the annual revenue requirement, with consideration of the specific annual cost reductions, to arrive at a levelized customer impact over the 42-month period the SGR will be in effect.  He testified that this agreement will stabilize the customer impact over the life of the SGR.

14.
Mr. Motley testified that, as depicted on the chart included in his Supplemental Testimony, the impact to residential customers is “levelized” at $1.94 per month for an average residential customer.  He testified that the existing Smart Power Rider for the Norman deployment will simultaneously terminate when the SGR becomes effective.  Therefore, he testified, that the incremental residential customer impact will be $1.56 for the 42-month period.

15.
Mr. Motley testified that in his opinion, approval of Smart Grid deployment will bring both immediate and long term benefits to OG&E’s customers.  He testified that the Joint Stipulation provides for direct benefits to Oklahoma customers through the reduced expenditures necessary due to the DOE grant and the guaranteed O&M cost reductions, immediate web portal access and the associated education efforts the Company will undertake.  Upon questioning by the bench, Mr. Motley described OG&E efforts to educate its customers on Smart Grid and how to utilize the web portal.  Upon further questioning, he testified regarding the meaning of lower operating costs.  He explained how customers are able to share in the operating costs through theft reduction, which would be a $4 million benefit over four (4) years.

16.
Finally, Mr. Motley testified that it is the Company’s strong belief that the Smart Grid deployment is fair, just and reasonable, in the public interest and constitutes a prudent investment by OG&E for the benefit of its Oklahoma customers.  Upon further examination by the bench, Mr. Motley explained the prudency of the project and explained why OG&E believed the Smart Grid would be used and useful to OG&E’s customers when constructed and placed in service.

17.	Upon questioning from the bench, Mr. Motley testified regarding the current status of OG&E’s Smart Grid program in Norman, Oklahoma.
18.
Upon further questioning by the bench, Mr. Motley testified regarding the aggressive time frame of OG&E’s Application for this project and stated that the timing was to take advantage of the DOE grant funds which amount to a 36% reduction of the projected cost of deployment.

1.	Kenneth Grant, Managing Director of Smart Grid Program, provided testimony at the hearing regarding the Smart Grid program, the DOE grant awarded to OG&E and the Smart Grid

PUD 201000029 – FINAL ORDER                                                 Page 9 of 21

deployment process. Mr. Grant testified that Smart Grid is the thoughtful integration of advanced metering, communications, automations, and information technologies on the electric distribution system to provide an array of energy saving choices and services to all customers while lowering operating costs and improving service reliability.  Mr. Grant testified that OG&E believes that Smart Grid will empower customers with the information and tools necessary to manage their energy usage and energy costs more efficiently, create opportunities for the reduction of peak demand thus delaying the need for additional fossil fueled generation requirements, reduce OG&E’s operating costs, and improve the ability to anticipate, manage and respond to outages and other system disturbances.  Mr. Grant further testified that the Smart Meters will communicate wirelessly to the various in-home displays or communicating thermostats that will be used to provide price and electricity consumption information to customers.  Upon questioning from the bench, Mr. Grant testified that the Company does not have any control over the customer’s energy use with the Smart Grid.  He testified that the Smart Meter only allows OG&E to communicate information to the customer and it is the customer’s choice to curb usage.
2.
Mr. Grant further testified that the Company filed an Application with the DOE on August 6, 2009 requesting $130 million in stimulus grant funding.  An Agreement between the DOE and OG&E was finalized in April 2010 and federal funds have been obligated to OG&E’s Smart Grid deployment and are required to be spent within the three year period beginning in calendar year 2010 and concluding at the end of 2012. Based on questioning from the bench, Mr. Grant responded to questions from the Attorney of Applicant, regarding preapproval by the Commission in light of the terms of the DOE Agreement. He further testified that as OG&E expends funds for the Smart Grid deployment, the Company will submit appropriate documentation to DOE for reimbursement from the Stimulus Grant and DOE will reimburse OG&E after expenditures have been made and submitted to DOE for review.  Mr. Grant testified that funding for those costs and expenditures will cover the period from December 29, 2009 through December 28, 2012.  Upon further questioning from the bench, Mr. Grant testified that the Norman Smart Grid deployment includes the funding received from the DOE Stimulus Grant.  He further testified, upon questioning, that the DOE Agreement is specific on what OG&E can submit for reimbursement and OG&E is reimbursed after DOE receives and reviews OG&E’s invoices.  He further explained that December 29, 2012 is the cut-off date for deployment and that DOE funds were available for all project costs associated with deployment efforts occurring prior to December 29, 2012 although they may be reimbursed by DOE after that date.

3.
Mr. Grant further testified that OG&E is replacing all the standard meters currently in use under the Smart Grid deployment.  Upon questioning, Mr. Grant explained that the meters OG&E is using are very reliable and in testing, have demonstrated accuracy rates in excess of 99.98%.  He testified that due to this accuracy, OG&E does not believe that a side-by-side comparison of the replaced digital meters with the new Smart Meters is necessary.

PUD 201000029 – FINAL ORDER                                              Page 10 of 21

4.
Mr. Grant further testified the elimination of manual meter reads and manual connect or disconnect orders will result in more timely response to customers’ needs and will, over time, lower OG&E’s operating expenses.  He also testified that the meters allow faster and more accurate outage notification as well as validation of service restoration.  Upon questioning by the bench, Mr. Grant testified the preliminary response and results of the Norman Smart Grid deployment are positive and support a continued deployment of Smart Grid in Oklahoma.  Upon further questioning, Mr. Grant testified that partial deployment of Smart Grid was considered by OG&E, but the availability of DOE funds supported a full deployment.  Mr. Grant testified that any phase-in or partial deployment would require approval from DOE and that DOE may, in its discretion, approve or deny such a request. Mr. Grant stated that he believed the DOE grant funds would be at risk in such an event.

5.
He further testified regarding OG&E’s plan to educate customers about the benefits of Smart Grid.  He testified that OG&E’s plan to educate the public and encourage participation is designed to provide customers with an understanding of the program and a willingness to change their electric usage and the related cost of that usage. Upon questioning by the bench, Mr. Grant addressed OG&E’s plan to respond to customer complaints.  He testified that the overall response to Smart Grid has been positive, but OG&E will respond to individual customer complaints as they arise.

6.	Mr. Grant testified that OG&E will provide the PUD with periodic reports regarding complaints and customer input received by the Company related to the Smart Grid deployment.

1.
Scott Milanowski, Director of Utility Transformation, provided testimony at the hearing on the merits on OG&E’s distribution management system.  He testified that during the three  year period covered by the Stimulus Grant from the DOE, OG&E plans to install a Distribution Management System (“DMS”) to provide improved system intelligence and automated control of the distribution system which includes IVVC functionality.  Mr. Milanowski testified that OG&E presently has distribution automation installed on three circuits in the Oklahoma City area.  He testified that these systems have performed well since their installation and have resulted in a significant reduction of outage time experienced by customers on those circuits.  He testified that as a result of the distribution automation installed on these circuits there has been a reduction of over 5.3 million customer minutes of interruption since they were installed in 2007.

2.
Mr. Milanowski further testified regarding the societal benefits of improved reliability.  He testified that outages do have an impact on the productivity resulting in an economic loss to OG&E’s customers.  He further testified that there are numerous and widely varying studies that attempt to place a dollar value on outage time from the perspective of the customer and one such study, Lawrence Berkley National Laboratories in 2003, estimate outage cost at $2.90 per hour for residential customers and $1,200 per hour for commercial and small industrial customers. Mr. Milanowski testified that using these estimates and applying them

PUD 201000029 – FINAL ORDER                                               Page 11 of 21

to OG&E’s estimated reduction in outage minutes would yield a customer benefit of $139 million per year upon completion of the initial three year smart grid deployment.
3.
Mr. Milanowski further testified that if the Commission determines, in a future proceeding, that the Company should continue with Distribution Automation as planned in the next step of the system wide Smart Grid deployment, OG&E would automate an additional 152 circuits for a total automation of 200 circuits by the end of 2017.  Upon questioning from the bench, Mr. Milanowski testified regarding further benefits beyond the three year period.  Mr. Milanowski further testified that upon completion of OG&E’s planned next phase of deployment the annual customer savings using the same methodology would be approximately $1 million per year for residential customers and $300 million per year for commercial and small industrial customers.

4.
Mr. Milanowski testified that the DMS is a centralized computer system that will manage distribution automation devices on the system and enable several important Smart Grid functions, including fault detection, isolation and restoration.  He testified that the system will analyze and direct the switching of remote controlled reclosers to isolate faulted sections of line and restore power quickly and automatically to as many customers as possible.  He further testified that this “self-healing” automated switching function serves to reduce interruption time experienced by customers.

5.
Mr. Milanowski further testified that to perform its calculations, the DMS relies upon an accurate computer model of OG&E’s electrical system.  He testified that this model resides in the Geographical Information System, and contains a wide range of information about the Company’s system, including conductor size, phasing, connectivity and the location of switches, reclosers, transformers and capacitors.  Upon further questioning from the bench, Mr. Milanowski testified that OG&E intends to perform a field inventory of our distribution system to validate our model and correct any data errors that may exist to ensure that there is an accurate model for DMS to work properly.

6.
Upon questioning from by the bench, Mr. Milanowski testified how OG&E will be able to respond more efficiently to customer voltage complaints.  He testified that today, OG&E’s Voltage Department must first localize the voltage issue before corrective action may be taken.  He further testified that the real time load flow aspects of the Distribution Management System will provide the enhanced ability to “troubleshoot” customer voltage complaints and take corrective action on a more immediate basis than can be taken using existing technology.  He further testified that OG&E will have an enhanced ability to analyze equipment failures and the life cycle costs of the distribution infrastructure because of the ability to determine loading information at the time of a failure.

1.
Jesse B. Langston, Vice President Utility Commercial Operations, provided testimony at the hearing on the operational savings of Smart Grid and the customer complaint process.  He testified that the Company would achieve several operation and maintenance efficiencies as a result of Advanced Metering Infrastructure (“AMI”) deployment, including significant

PUD 201000029 – FINAL ORDER                                               Page 12 of 21

savings in the cost of meter reading, field services, customer outages, storm response and the Call Center and Back Office. He further testified that OG&E customers will see improved accuracy in meter reads, effectively eliminating billing estimates and mis-reads, a reduction in the number of trips to the customers’ premises and a reduction in OG&E’s costs related to fraud and theft.  Mr. Langston further testified that in an outage situation, AMI will provide the Company with more immediate knowledge of a power failure and improvements in outage detection and the speed of service restoration.
2.
Mr. Langston further testified that once AMI is implemented, the Company will have remote access to meter information and it will no longer be necessary for meter readers to enter the customer’s property, and service reconnections can take place without a trip to the customer’s premises.  He further testified that the Company has approximately 120 full time meter readers who make over nine million meter reads each year at a cost of approximately $8 million annually.  He testified that by implementing AMI, service calls by field representatives, who make approximately 500,000 service calls per year, will be reduced, and over time the Company’s cost to serve its customers will decrease.  He testified that fewer service calls will result in reduced labor costs and also reduce costs related to vehicles and equipment, maintenance and fuel expense.  He stated that fewer miles driven not only equates to a reduction in the costs to operate Company vehicles, it reduces the exposure of Company members and equipment to vehicle accidents and those associated costs.

3.
Mr. Langston testified that one of the unique features of AMI is its ability to discern whether an outage is on OG&E’s side or the customer’s side of the meter.  He testified that a problem on the customer’s side of the meter could include such things as a tripped breaker or electrical wiring problems inside the premises, which the customer is responsible for repairing.

4.
Mr. Langston further testified that AMI will assist in theft and fraud detection and would result in savings to customers of approximately $8.2 million per year.  He testified that in the course of removing and replacing every meter on the OG&E system with a new Smart Meter, the Company will examine each meter for evidence of fraud or tampering.  He also testified that the new Smart Meters will have sensors which will alert the Company when tampering or diversion occurs.

5.
Mr. Langston further testified that AMI deployment will remove 131 vehicles from the road, once fully deployed, and also avoid additional vehicles that would have been added in the future as OG&E’s customer base grows, thus providing an environmental benefit.  Upon questioning by the bench, Mr. Langston described Figure 1 in his Direct Testimony demonstrating the calculated environmental benefits from reduction in truck fleet.

6.	Mr. Langston further testified that OG&E has estimated its training program expense associated with Smart Grid deployment to total approximately $14.4 million over a four year period.
7.	Upon questioning, Mr. Langston described how the Smart Grid deployment is expected to contribute to demand reductions. He testified that over the next ten years, the Company’s

PUD 201000029 – FINAL ORDER                                               Page 13 of 21

Integrated Resource Plan (“IRP”) assumes that 20% of its residential customers will eventually adopt in home devices and, as a result, modify their energy consumption.  He testified that OG&E’s current expectation is that the average residential customer with an in home device will reduce their energy consumption by 1.3 kW per hour during OG&E system peak hours and OG&E is also projecting that over the next ten years, the commercial and industrial customer demand response program and the distribution automation IVVC program will each reduce OG&E system peak load by approximately 74 MW.
8.
Upon questioning from the bench, Mr. Langston testified that the best use of Smart Grid technology for the Company and its customers was to have complete deployment, not a staggered or partial deployment dependent on the results of the project.  He testified that in order for customers to realize all the benefits of Smart Grid, complete deployment of the project is necessary.

9.
Upon further questioning from the bench, Mr. Langston explained that customers would be able to see real time energy savings from the Smart Meters because the pricing information would be supplied by OG&E and this would provide the customers with the incentive to save energy.

10.
Upon further questioning, Mr. Langston stated that he was not aware of any accuracy or reliability issues concerning the meters and believed OG&E’s project would not encounter any of the problems experienced in Texas or California.

Public Utility Division

1.
Brandy Wreath, Deputy Director, Public Utility Division of the Oklahoma Corporation Commission, filed pre-filed testimony on behalf of the PUD of the Commission.  Mr. Wreath stated he was presenting the PUD’s support for the Joint Stipulation executed by the Stipulating Parties on May 27, 2010.  Upon questioning from the bench, Mr. Wreath explained that the PUD considered several alternatives to OG&E’s proposed project and expressed concerns regarding the project when OG&E filed its Application.  He further testified that after discussions with OG&E and the PUD’s independent research of the cost and benefits of Smart Grid to Oklahoma, the PUD believed the project should be approved.

2.
Mr. Wreath testified that the Joint Stipulation recommends pre-approval of OG&E’s system-wide Smart Grid deployment as requested in the Company’s Application with certain modifications as found in the Joint Stipulation.  He further testified that the Joint Stipulation establishes the SGR, to allow for the recovery of the annual revenue requirement, including investment related items, as well as expenses related to the Smart Grid.

3.
Mr. Wreath further testified that the Joint Stipulation also establishes operational guarantees associated with Smart Grid savings.  He stated that this, along with the inclusion of a customer interactive web portal, allowed the PUD to agree with the Joint Stipulation as a reasonable approach to implementing Smart Grid.  He further stated that the SGR includes a rate of return on rate base, inclusive of all applicable taxes.

PUD 201000029 – FINAL ORDER                                               Page 14 of 21

4.
Mr. Wreath testified in an effort to minimize the financial impact to Oklahoma ratepayers, rates were designed to collect a levelized amount on a yearly basis.  He further testified that this collection is based on the estimated project cost of $357.4 million and is subject to true up in 2014.  Mr. Wreath further testified that Paragraph C of the Joint Stipulation sets a cap for OG&E’s total recovery related to Smart Grid project costs at $366.4 million.  He stated that this figure is calculated by adding a 2.5% variance allowance to the estimated budget of $357.4 million.  Additionally, he testified that according to Paragraph D, if the Company exceeds this cap, they will be able to request recovery in the rate case filed in 2013.

5.
Mr. Wreath further testified that Smart Grid is designed to increase utility systems reliability while providing for more efficient usage of generated electricity.  He testified that, in his opinion, the Company’s original proposal did not include a wide enough applied program for information sharing for customers, with Smart Meters, to truly have the second set of benefits.  He testified that the Company planned to study customer information systems and have a filing a few years in the future to address this need.  Mr. Wreath stated that the PUD believed this was the pivotal part of Smart Grid and needed to be addressed during this phase.

6.
Mr. Wreath further testified that OG&E will work with the parties to develop a Smart Grid web portal and have it available to all customers, with a Smart Meter, no later than January 1, 2011.  He stated that the Joint Stipulation calls for the Company to spend no less than $2.3 million to educate customers regarding the best use of the information available on the portal.  He also testified that OG&E will make available to all customers, who do not have internet access, the opportunity to receive a monthly Home Energy Report.  He further testified that the Joint Stipulation requires that the report be available, free of charge, to customers eligible for the Company’s LIHEAP and/or Senior Citizen program if they do not have internet access.  Upon examination by the bench, Mr. Wreath testified that the PUD researched other Smart Grid programs in other states and compared those programs with OG&E’s proposal.  He further testified that OG&E’s efforts to educate and reach all of its customers went above what other utilities provided in their programs. Mr. Wreath further testified that he had observed the Texas web portal and was impressed by the information available and the clear opportunity for educated consumers to save money on their monthly electric bills. He testified he had been motivated by that experience to install a programmable thermostat in his own home and had already realized substantial savings. He testified that, in his opinion, other Oklahoma customers could readily profit from similar information planned in Oklahoma for the Web Portal and then be able to save well in excess of the $1.56 per month “levelized” cost of this Smart Grid project.

7.
Mr. Wreath testified that Paragraph F addresses the concern of many parties that pre-approval can shift a majority of the risk to ratepayers without any guarantee of benefits.  He further explained this provision requires a guaranty of the operational savings as described in Exhibit HM-1 attached to the Direct Testimony of Mr. Howard Motley.  Upon questioning from the bench, Mr. Wreath testified that the Company addressed the PUD’s initial concerns regarding

PUD 201000029 – FINAL ORDER                                               Page 15 of 21

ratepayer risk and the risks with the pre-approval process allowing the PUD to support OG&E’s project and the Joint Stipulation.
8.
He further testified that Paragraph G establishes three (3) regulatory assets: The Operations and Maintenance (“O&M”) Regulatory Asset; the Stranded Meter Regulatory Asset; and the Web Portal Regulatory Asset.  The O&M Regulatory Asset is meant to cover O&M expenses that were made prior to the implementation of the SGR and will be collected through the SGR over the period starting July 2010 through December 2013.  He further testified that the Stranded Meter Asset covers the cost of meters that were retired early because of the newly installed Smart Grid meters.  He further testified that the Web Portal Regulatory Asset will capture the actual costs associated with the web portal related activities described in Paragraph E.

9.
Mr. Wreath testified that OG&E will be requesting approval of a similar program for their Arkansas jurisdiction.  He stated that approval by Arkansas of OG&E’s request would enable some of the O&M costs to be allocated to the Arkansas jurisdiction, thus lowering the costs to Oklahoma ratepayers.  Mr. Wreath noted that these functions would have been performed with or without the Arkansas program.

10.
Mr. Wreath testified that the Stipulating Parties agreed that OG&E would evaluate the feasibility of implementing an hourly-differentiated fuel adjustment clause and address the appropriateness of such a clause in its 2011 rate case.  He explained that this is a tool being looked at in other jurisdictions to supplement the benefits of time of use rates and to encourage more efficient energy consumption.  He testified that the Joint Stipulation calls for a public workshop to be held at the Commission before March 31, 2011, to gather input from interested parties.

11.
Mr. Wreath further testified that OG&E agreed to provide the PUD with periodic reports concerning Smart Grid complaints and customer input received.  He stated that the parties have agreed to work together to implement a plan for these reports.  He testified that in Paragraph K, OG&E agreed to consult with the PUD in regards to the 2011 Demand Response Study discussed in the Direct Testimony of Mr. Kenneth Grant.  He explained that the PUD wants to ensure that the study is more random in nature to ensure parties are getting a better representation of what a widespread program implementation would be like.

12.
Mr. Wreath testified that the Joint Stipulation allows recovery from ratepayers through the SGR tariff which will be in place for a 42-month period.  He stated that the SGR will be effective with the first bills rendered following a Commission order in this Cause and will continue until new rates are implemented after the 2013 rate case.  He testified that the parties reviewed and agreed to a levelized recovery that resulted in an average residential user paying $1.94 per month.  He further testified that the “levelized” customer impact of $1.56 per month results from the elimination of the Smart Power Rider associated with the Norman deployment of $0.38.  Upon further examination, Mr. Wreath testified that the rate of return applicable to the SGR and as specified in the SGR would be based on the rate of return established in OG&E’s most recent general rate case, as is the case with all of

PUD 201000029 – FINAL ORDER                                               Page 16 of 21

OG&E’s riders, and would be updated in the future for subsequent changes in the approved rate of return.
13.
Finally, Mr. Wreath testified that the PUD recommends the Commission approve the Joint Stipulation and Settlement Agreement as entered in this case.  He testified that the PUD believes the Joint Stipulation is fair, just, reasonable and in the public interest.  He further testified that the modifications to the Company’s original request show a commitment to the project through their willingness to accept certain risk through guarantees and performance.  Mr. Wreath testified that the PUD believes the initial concerns were addressed and that the current program will result in benefits to the ratepayers over the life of the project.  He testified that the inclusion of the web portal and energy reports also brings benefits to every customer that takes an interest in doing their part to reduce inefficient energy consumption.

Attorney General

1.
The Attorney General filed a Statement of Position, participated in the settlement discussions on May 25 and 27, 2010, and appeared at the hearing on the merits.  The Attorney General agrees with and signed the Joint Stipulation, and recommends the Commission approve the Joint Stipulation.

Intervenors

1.
OIEC filed pre-filed testimony of Mark E. Garrett on May 21, 2010, participated at the settlement discussions on May 25 and 27, 2010, and appeared at the hearing on the merits.  OIEC agrees with and signed the Joint Stipulation, and recommends the Commission approve the Joint Stipulation.

2.
OG&E Shareholders Association filed a Statement of Position, participated in the settlement discussions on May 25 and 27, 2010, and appeared at the hearing on the merits.  The OG&E Shareholders agrees with and signed the Joint Stipulation, and recommends the Commission approve the Joint Stipulation.

FINDINGS OF FACT

1.
The Commission finds that notice has been properly given in accordance with Order No. 574762, issued in this cause, with due and proper notice by publication having been made and proof of publication having been filed with the office of the Court Clerk at the Commission.

2.	The Commission further finds that the Stipulating Parties executed a Joint Stipulation, hereto attached as Attachment “A,” and incorporated herein by reference.

PUD 201000029 – FINAL ORDER                                               Page 17 of 21

3.	The Commission further finds that the Joint Stipulation reflects a full, final, and complete settlement of all issues in this proceeding.
4.	The Commission further finds that based upon the record, the recommendation of the ALJ supporting the Joint Stipulation should be adopted as the order of this Commission.
5.
The Commission further finds that based upon the record, the Smart Grid Deployment, as described in the Joint Stipulation, is fair, just and reasonable and represents a prudent investment by OG&E and, when constructed and placed in service, will be used and useful to OG&E’s customers.

6.
The Commission further finds that based upon the record, OG&E is authorized to recover the costs associated with its Smart Grid Deployment through the SGR attached to the Joint Stipulation as Stipulation Exhibit 1, which shall become effective with the first billing after the issuance of this Order.

7.
The Commission further finds that based upon the record, the annual revenue requirement for the SGR includes a rate of return (“ROR”) on rate base and recovery of O&M expense, depreciation, property tax, and the amortization of a regulatory asset.  Federal and state income taxes are then added to the ROR.

8.
The Commission further finds that based upon the record, the SGR shall be designed to collect, on a levelized basis, the revenue requirement associated with the estimated project cost of $357.4 million and shall be subject to a true up in 2014 after the SGR expires, including a true up for project costs in excess of $357.4 million but less than $366.4 million.  Any over/under recovery remaining will be passed or credited through the FCA to the service levels defined in the SGR.

9.
The Commission further finds that based upon the record, OG&E’s total recovery related to project costs shall be capped at $366.4 million expended or accrued by OG&E prior to the termination of the period authorized by DOE as eligible for grant funds, inclusive of the DOE grant award amount. The Commission further finds that the Smart Grid Cost represents the projected cost of $357.4 million plus a 2.5% variance allowance and will be included in the revenue requirement in OG&E’s 2013 general rate case and will be allocated in the same manner as the SGR.

10.
The Commission further finds that based upon the record, to the extent OG&E’s total expenditure exceeds the Smart Grid Cost, OG&E shall be entitled to offer evidence and seek to establish that the excess above the Smart Grid Cost was prudently incurred and any such contention shall be addressed in the 2013 OG&E rate case.

11.
The Commission further finds that based upon the record, OG&E shall, beginning January 1, 2011, make the Smart Grid web portal available to all customers having a Smart Meter.  OG&E shall expend no less than $2.3 million to educate customers regarding the best use of the information available on the portal.  In addition, OG&E shall make available to all customers who do not have internet access the opportunity to receive a monthly Home Energy Report. This report shall be made available, free of charge, to customers eligible for the Company’s LIHEAP and/or Senior Citizen program who are without internet service.

PUD 201000029 – FINAL ORDER                                               Page 18 of 21

12.
The Commission further finds that based upon the record, OG&E shall guarantee that customers will receive the benefit of certain O&M reductions as described by Mr. Motley, as a credit to the SGR.  These credits shall be in the amounts shown in Exhibit HM -1, line 15, of the Direct Testimony of Mr. Howard Motley and credited through the life of the SGR as set out in Stipulation Exhibit 1, a part of Attachment “A”, hereto.

13.
The Commission further finds that based upon the record, three regulatory assets shall be established as described in the Joint Stipulation. The Smart Grid O&M Regulatory Asset shall be established to capture Smart Grid O&M costs incurred during 2009 and prior to the implementation of the SGR.  The amortization of the O&M Regulatory Asset shall be included in the revenue requirement recovered through the SGR. The Stranded Meter regulatory Asset shall be established to capture the stranded costs associated with the existing meters that will be retired due to the installation of Smart Meters.  The Stranded Meter Regulatory Asset will accumulate during the Smart Grid Deployment and recovery of the stranded costs will be included in future rate cases.  In the 2011 rate case, the June 30, 2011, Stranded Meter Regulatory Asset balance shall be included in rate base.  The test year of the 2013 rate case will be calendar year 2012 and the Stranded Meter Regulatory Asset balance at December 31, 2012, shall be included in rate base.  Additionally, in the 2013 rate case, the Company shall be authorized to recover the remaining balance of the Stranded Meter Regulatory Asset over six years beginning January 2014.  The Web Portal Regulatory Asset shall be established to capture the actual costs associated with the web portal related activities in an amount not to exceed $6.9 million.  The Web Portal Regulatory Asset will accumulate beginning with the effective date of this order and ending December 31, 2013.  In the 2013 rate case, the Company will be authorized to earn a return on and recovery of the Web Portal Regulatory Asset amortized over six years.

14.
The Commission further finds that based upon the record, the Smart Grid Cost proposed by OG&E in this proceeding represents the expenditures necessary to operate and maintain the Smart Grid Deployment in Oklahoma for the benefit of Oklahoma customers. OG&E shall file an application with the Arkansas Public Service Commission in 2010 requesting pre-approval and a recovery rider for the costs of deploying the Smart Grid for the benefit of its Arkansas customers.  If the Arkansas Public Service Commission approves the Company’s application, those expenditures that are necessary for the Oklahoma Smart Grid Deployment and useful in the Arkansas Smart Grid deployment will be allocated between the two jurisdictions, as determined in the OG&E 2013 rate case.

15.
The Commission further finds that based upon the record, OG&E shall evaluate the feasibility of implementing an hourly-differentiated fuel adjustment clause and address the implementation of such a clause in its 2011 rate case.  The Stipulating Parties further agree that a public workshop shall be held at the Commission before March 31, 2011, for the purpose of considering the implementation of such a clause.

PUD 201000029 – FINAL ORDER                                               Page 19 of 21

16.
The Commission further finds that based upon the record, OG&E shall provide the Public Utility Division of the Commission with periodic reports regarding complaints and customer input received by the Company related to Smart Grid Deployment.

17.
The Commission further finds that based upon record, OG&E shall consult with the Public Utility Division with respect to the 2011 demand response study discussed in the Direct Testimony of Mr. Kenneth Grant at page 12, lines 23-28.  OG&E further agrees to provide the PUD periodic reports and the results of both the 2010 and 2011 demand response studies.

18.
The Commission further finds that OG&E indicated a willingness to provide the Commission information OG&E provides to the federal government, including the project plan and metrics and benefits reporting plan.

19.	The Commission further finds that any finding of fact stated herein which should properly be included as a conclusion of law is so included.

CONCLUSIONS OF LAW

1.	The Commission finds that it has jurisdiction with respect to the issues presented in this proceeding by virtue of Article IX, § 18 of the Oklahoma Constitution; and 17 O.S. §§ 151 and 152.
2.	The Commission further finds that notice has been properly given and is in compliance with OAC 165:50-5-3(1) and OAC 165:5-7-51(b) of the Commission’s Rules of Practice.
3.	Any conclusion of law stated herein which should properly be a finding of fact is so included.

ORDER

THE COMMISSION THEREFORE ORDERS that notice has been properly given in accordance with Order No. 574762, issued in this cause, with due and proper notice by publication having been made and proof of publication having been filed with the office of the Court Clerk at the Commission.

THE COMMISSION FURTHER ORDERS that the recommendations of the ALJ and the findings of fact and conclusions of law herein, are hereby adopted as the findings of fact and conclusions of law of the Commission.

THE COMMISSION FURTHER ORDERS that the Joint Stipulation and Settlement Agreement, attached hereto as Attachment “A,” should be and the same is hereby approved and adopted by the Commission.

PUD 201000029 – FINAL ORDER                                              Page 20 of 21

THIS ORDER SHALL BE EFFECTIVE immediately.

OKLAHOMA CORPORATION COMMISSION

/s/ BOB ANTHONY
BOB ANTHONY, Chairman

/s/ JEFF CLOUD
JEFF CLOUD, Vice Chairman

Concurring in part / Dissenting in part
Separate opinion below
DANA L. MURPHY, Commissioner

CERTIFICATION

DONE AND PERFORMED by the Commissioners participating in the making of this order, as shown by their signatures above this 1st day of July, 2010.

[seal]

/s/ PEGGY MITCHELL
PEGGY MITCHELL, Secretary

REPORT OF THE ADMINISTRATIVE LAW JUDGE

The foregoing findings, conclusions and order are the report and recommendations of the undersigned administrative law judge.

/s/ JACQUELINE T. MILLER	July 1, 2010
JACQUELINE T. MILLER	Date
Administrative Law Judge

SEPARATE OPINION OF COMMISSIONER DANA L. MURPHY

While I am generally supportive of the deployment of smart grid technology, I respectfully dissent from the majority opinion that approved the Order in total.  I cannot in good conscience support pre-approval of the entire proposal based upon the following:

PUD 201000029 – FINAL ORDER                                              Page 21 of 21

In my view, there is simply not enough data and evidence to support pre-approving cost recovery of the entire proposal today.  As it stands, the request is for the Commission to pre-approve more than $220 million of ratepayers’ dollars for a project that is, at present, largely unproven.  Further, to get the full benefits from that investment, it is unknown at this time what significant additional expenditures may be needed in the future.

I believe a more measured approach would be appropriate whereby any pre-approval of costs would be considered on a limited basis, in incremental stages, after OG&E has provided hard data substantiating that the technology works properly, that privacy and security are not compromised, and that the purported savings and benefits are real.  While it is true approximately $22 million in savings has been guaranteed by OG&E, no concrete data or guarantees were presented to prove any additional actual savings or benefits will result.  Estimates and assertions of benefits and savings associated with the proposed deployment were made, but I believe OG&E should be willing and required to prove by stages that these assertions are reliable and supported by actual, verified, relevant data before OG&E receives ratepayer dollars.

Moreover, some risk shifting occurs with pre-approval tariff riders and additional cases are on the horizon which will continue to impact customers – including costs associated with the priority projects recently approved by the Southwest Power Pool and potentially costly environmental measures that federal mandates may require be implemented.  Therefore, I believe a higher level of scrutiny is warranted in any case involving pre-approval.

/s/ DANA L. MURPHY
DANA L. MURPHY, Commissioner

ATTACHMENT A

BEFORE THE CORPORATION COMMISSION OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF                                                                                          )
OKLAHOMA GAS AND ELECTRIC COMPANY                                                                                  )
FOR AN ORDER OF THE COMMISSION                                                                                                 )   CAUSE NO. PUD 201000029
GRANTING PRE-APPROVAL OF DEPLOYMENT                                                                                   )
OF SMART GRID TECHNOLOGY IN OKLAHOMA                                                                                )
AND AUTHORIZATION OF A RECOVERY RIDER                                                                                  )
AND REGULATORY ASSET                                                                                                                       )

JOINT STIPULATION AND SETTLEMENT AGREEMENT

I.           Introduction

The undersigned parties believe it is in the public interest to effectuate a settlement of the issues in Cause No. PUD 201000029.

Therefore, the undersigned parties to this Cause present the following Joint Stipulation and Settlement Agreement (“Joint Stipulation”) for the Oklahoma Corporation Commission’s (“Commission”) review and approval as their compromise and settlement of all issues in this proceeding between the parties to this Joint Stipulation (“Stipulating Parties”).  The Stipulating Parties represent to the Commission that the Joint Stipulation represents a fair, just, and reasonable settlement of these issues, that the terms and conditions of the Joint Stipulation are in the public interest, and the Stipulating Parties urge the Commission to issue an Order in this Cause adopting this Joint Stipulation.

The Stipulating Parties agree that the Commission has jurisdiction with respect to the issues presented in this proceeding by virtue of Article IX, §18 et seq. of the Oklahoma Constitution, 17 O.S. §152, 17 O.S. §286(C), the Commission’s Rules of Practice (OAC 165:5), and the Commission’s Electric Utility Rules (OAC 165:35).

It is hereby stipulated and agreed by and between the Stipulating Parties as follows:

II.           Stipulated Facts

A.           On July 24, 2009, the Commission issued its Final Order No. 569281 in Cause No. 200800398.  In its Order, the Commission authorized Oklahoma Gas and Electric Company (“OG&E” or “Company”) to proceed with implementation of OG&E’s Smart Grid program in Norman, Oklahoma, following a test program in northwest Oklahoma City, Oklahoma.

B.           On August 6, 2009, OG&E filed an Application with the United States Department of Energy (“DOE”) seeking a federal grant for the Company’s Positive Energy® SmartPower Project to develop a Smart Grid program under DOE’s Smart Grid funding

Joint Stipulation & Settlement Agreement
Cause No. PUD 201000029

guidelines.  On October 27, 2009, the Company received Notification of Selection for Smart Grid Investment Grant – Funding Opportunity Announcement (FOA) DE – FOA – 0000058, Control # 09 – 0111, Project Title: Positive Energy Smart Power Program – Total 3 Year Project, Topic Area: Integrated and/or Crosscutting Systems.  Following negotiations with DOE officials, OG&E received final funding authorization on December 29, 2009, in the amount of $130,000,000.

C.           In order to qualify to receive the full amount of funding from DOE, OG&E committed, during the negotiation with DOE and contingent upon the approval of this Commission, to expend a total of $357,400,000 during a three-year period ending December 29, 2012, for a system-wide deployment of Smart Grid components. Included in this commitment are the costs authorized by the Commission for implementation of the Smart Grid program in Norman, Oklahoma.

           D.           On March 15, 2010, OG&E filed an Application in this Cause and simultaneously submitted the prefiled Direct Testimony of Company witnesses.  The relief requested by the Company in the Application included: (i) a Commission Order finding that deployment of the next phase of the Smart Grid project, as described in the testimony, is preapproved, a prudent investment and used and useful when placed in service; (ii) Commission approval of the Smart Grid Recovery Rider proposed by the Company; and (iii) Commission authority to establish a regulatory asset or regulatory assets for certain costs.

          E.            On May 21, 2010, the Commission Public Utility Division and the Oklahoma Industrial Energy Consumers submitted Responsive Testimony and the Office of the Attorney General submitted a Statement of Position.

          F.             On May 27, 2010, the Parties to the Cause conducted a Settlement Conference that resulted in this Joint Stipulation.

III.           Settlement Agreement

A.           The Stipulating Parties request that the Commission issue an order granting pre-approval of OG&E’s system-wide Smart Grid deployment as requested in its Application and the direct testimony of the Company’s witnesses, except as modified by this Joint Stipulation (“Smart Grid Deployment”) and finding that the Smart Grid Deployment is a prudent investment and, when constructed and placed in service, will be used and useful to OG&E’s customers. In addition, except as otherwise provided in this Joint Stipulation, the Stipulating Parties request that the Commission authorize the recovery of costs associated with OG&E’s Smart Grid Deployment through a recovery rider (“Smart Grid Rider” or “SGR”), which is attached hereto as Stipulation Exhibit 1, which will become effective in accordance with the order approving this Joint Stipulation and Commission Rules.  The annual revenue requirement for the SGR includes a rate of return (“ROR”) on rate base and recovery of O&M expense, depreciation, property tax, and the amortization of a regulatory asset.  Federal and state income taxes are then added to the ROR.

Joint Stipulation & Settlement Agreement
Cause No. PUD 201000029

B.           The Stipulating Parties agree that the SGR is designed to collect, on a levelized basis, the revenue requirement associated with the estimated project cost of $357.4 million and shall be subject to a true up in 2014 after the SGR expires, including a true up for project costs in excess of $357.4 million but less than the Smart Grid Cost as defined below.  Any over/under recovery remaining will be passed or credited through the FCA to the service levels defined in the SGR.

C.           The Stipulating Parties agree that OG&E’s total recovery related to project costs (“Smart Grid Cost”) shall be capped at $366.4 million expended or accrued by OG&E prior to the termination of the period authorized by DOE as eligible for grant funds, inclusive of the DOE grant award amount as referenced in OG&E’s direct testimony and the credit provided in Section III(F) below.  The Smart Grid Cost represents the projected cost of $357.4 million plus a 2.5% variance allowance.  The Stipulating Parties further agree that Smart Grid Cost represents an investment that is fair, just and reasonable and in the public interest and is deemed prudent and will be included in the revenue requirement in OG&E’s 2013 general rate case and will be allocated in the same manner as the SGR.

D.           The Stipulating Parties agree that to the extent OG&E’s total expenditure exceeds the Smart Grid Cost, OG&E shall be entitled to offer evidence and seek to establish that the excess above the Smart Grid Cost was prudently incurred and any such contention shall be addressed in the 2013 OG&E rate case.

E.           The Stipulating Parties agree that OG&E shall, beginning January 1, 2011, make the Smart Grid web portal available to all customers having a smart meter.  OG&E shall expend no less than $2.3 million to educate customers regarding the best use of the information available on the portal.  In addition, OG&E shall make available to all customers who do not have internet access the opportunity to receive a monthly Home Energy Report. This report shall be made available, free of charge, to customers eligible for the Company’s LIHEAP and/or Senior Citizen program who are without internet service.

F.           The Stipulating Parties acknowledge that OG&E has projected certain Operation and Maintenance (“O&M”) cost reductions that the Company expects to experience because of the Smart Grid Deployment; and as part of this Joint Stipulation, OG&E guarantees that customers will receive the benefit of those reductions as a credit to the SGR.  These credits shall be in the amounts shown in Exhibit HM -1, line 15, of the Direct Testimony of Mr. Howard Motley and credited through the life of the SGR as set out in Stipulation Exhibit 1.

G.           The Stipulating Parties further agree that:
1.           a regulatory asset shall be established to capture Smart Grid O&M costs incurred during 2009 and prior to the implementation of the SGR (“O&M Regulatory Asset”).  The amortization of the O&M Regulatory Asset is included in the revenue requirement recovered through the SGR.
2.           a regulatory asset shall be established to capture the stranded costs associated with the existing meters that will be retired due to the installation of smart meters (“Stranded Meter Regulatory Asset”) as

Joint Stipulation & Settlement Agreement
Cause No. PUD 201000029

described in the Direct Testimony of Mr. Howard Motley.  The Stranded Meter Regulatory Asset will accumulate during the Smart Grid Deployment and recovery of the stranded costs will be included in future rate cases.  In the 2011 rate case, the June 30, 2011, Stranded Meter Regulatory Asset balance will be included in rate base.  The test year of the 2013 rate case will be calendar year 2012 and the Stranded Meter Regulatory Asset balance at December 31, 2012, will be included in rate base.  Additionally, in the 2013 rate case, the Company shall be authorized to recover the remaining balance of the Stranded Meter Regulatory Asset over six years beginning January 2014.
3.           a regulatory asset shall be established to capture the actual costs associated with the web portal related activities described in Paragraph E, above,  in an amount not to exceed $ 6.9 million (“Web Portal Regulatory Asset”).  The Web Portal Regulatory Asset will accumulate beginning with the effective date of an order adopting this Joint Stipulation and ending December 31, 2013.  In the 2013 rate case, the Company will be authorized to earn a return on and recovery of the Web Portal Regulatory Asset amortized over six years.

H.           The Stipulating Parties agree that the Smart Grid Cost proposed by OG&E in this proceeding represents the expenditures necessary to operate and maintain the Smart Grid Deployment in Oklahoma for the benefit of Oklahoma customers.  However, if this Joint Stipulation is approved by the Commission, OG&E will file an application with the Arkansas Public Service Commission in 2010 requesting pre-approval and a recovery rider for the costs of deploying the Smart Grid for the benefit of its Arkansas customers.  If the Arkansas Public Service Commission approves the Company’s application, those expenditures that are necessary for the Oklahoma Smart Grid Deployment and useful in the Arkansas smart grid deployment will be allocated between the two jurisdictions, as determined in the OG&E 2013 rate case, thereby lowering the costs recovered from Oklahoma ratepayers.

I.           The Stipulating Parties agree that OG&E shall evaluate the feasibility of implementing an hourly-differentiated fuel adjustment clause and address the implementation of such a clause in its 2011 rate case.  The Stipulating Parties further agree that a public workshop shall be held at the Commission before March 31, 2011, for the purpose of considering the implementation of such a clause.

J.           The Stipulating Parties agree that OG&E shall provide the Public Utility Division of the Commission with periodic reports regarding complaints and customer input received by the Company related to Smart Grid Deployment.

K.          The Stipulating Parties agree that OG&E shall consult with the Public Utility Division with respect to the 2011 demand response study discussed in the Direct Testimony of Mr. Kenneth Grant at page 12, lines 23-28.  OG&E further agrees to provide the Public Utility Division the results of both the 2010 and 2011 demand response studies.

Joint Stipulation & Settlement Agreement
Cause No. PUD 201000029

IV.           General Reservations

The Stipulating Parties represent and agree that, except as specifically provided:

A.    Negotiated Settlement.  This Joint Stipulation represents a negotiated settlement for the purpose of compromising and resolving the issues presented in this Cause.

B.           Authority to Execute.  Each of the undersigned counsel of record affirmatively represents to the Commission that he or she has fully advised his or her respective clients(s) that the execution of this Joint Stipulation constitutes a resolution of issues which were raised in this proceeding; that no promise, inducement or agreement not herein expressed has been made to any Stipulating Party; that this Joint Stipulation constitutes the entire agreement between and among the Stipulating Parties; and each of the undersigned counsel of record affirmatively represents that he or she has full authority to execute this Joint Stipulation on behalf of his or her client(s).

C.           Balance/Compromise of Positions.  The Stipulating Parties stipulate and agree that the agreements contained in this Stipulation have resulted from negotiations among the Stipulating Parties.  The Stipulating Parties hereto specifically state and recognize that this Joint Stipulation represents a balancing of positions of each of the Stipulating Parties in consideration for the agreements and commitments made by the other Stipulating Parties in connection therewith.  Therefore, in the event that the Commission does not approve and adopt all of the terms of this Joint Stipulation, this Joint Stipulation shall be void and of no force and effect, and no Stipulating Party shall be bound by the agreements or provisions contained herein.  The Stipulating Parties agree that neither this Joint Stipulation nor any of the provisions hereof shall become effective unless and until the Commission shall have entered an Order approving all of the terms and provisions as agreed to by the parties to this Joint Stipulation.

D.           Admissions and Waivers.  The Stipulating Parties agree and represent that the provisions of this Joint Stipulation are intended to relate only to the specific matters referred to herein, and by agreeing to this settlement, no Stipulating Party waives any claim or right which it may otherwise have with respect to any matters not expressly provided for herein.  In addition, none of the signatories hereto shall be deemed to have approved or acquiesced in any ratemaking principle, valuation method, cost of service determination, depreciation principle or cost allocation method underlying or allegedly underlying any of the information submitted by the parties to this Cause and except as specifically provided in this Joint Stipulation, nothing contained herein shall constitute an admission by any Stipulating Party that any allegation or contention in this proceeding is true or valid or shall constitute a determination by the Commission as to the merits of any allegations or contentions made in this proceeding.

E.    No Precedential Value.  The Stipulating Parties agree that the provisions of this Joint Stipulation are the result of negotiations based upon the unique circumstances currently represented by the Applicant and that the processing of this Cause sets no precedent for any future causes that the Applicant or others may file with this Commission.  The Stipulating Parties further agree and represent that neither this Joint Stipulation nor any Commission order

Joint Stipulation & Settlement Agreement
Cause No. PUD 201000029

approving the same shall constitute or be cited as precedent or deemed an admission by any Stipulating Party in any other proceeding except as necessary to enforce its terms before the Commission or any court of competent jurisdiction.  The Commission’s decision, if it enters an order approving this Joint Stipulation, will be binding as to the matters decided regarding the issues described in this Joint Stipulation, but the decision will not be binding with respect to similar issues that might arise in other proceedings.  A Stipulating Party’s support of this Joint Stipulation may differ from its position or testimony in other causes.  To the extent there is a difference, the Stipulating Parties are not waiving their positions in other causes.  Because this is a stipulated agreement, the Stipulating Parties are under no obligation to take the same position as set out in this Joint Stipulation in other dockets.

F.    Discovery.  As between and among the Stipulating Parties, any pending requests for information or discovery and any motions that may be pending before the Commission are hereby withdrawn.

WHEREFORE, the Stipulating Parties hereby submit this Joint Stipulation and Settlement Agreement to the Commission as their negotiated settlement of this proceeding with respect to all issues raised within the Application filed herein by Oklahoma Gas And Electric Company or by Stipulating Parties to this Cause, and respectfully request the Commission to issue an Order approving the recommendations of this Joint Stipulation and Settlement Agreement.

PUBLIC UTILITY DIVISION
OKLAHOMA CORPORATION COMMISSION

Dated: 05/27/2010	By: /s/ Brandy L. Wreath
Brandy L. Wreath
Deputy Director

OKLAHOMA GAS AND ELECTRIC COMPANY

Dated: 05/27/2010	By: /s/ William J. Bullard
William J. Bullard

OKLAHOMA OFFICE OF THE ATTORNEY GENERAL

Dated: 05/27/2010	By: /s/ William L. Humes
William L. Humes

Joint Stipulation & Settlement Agreement
Cause No. PUD 201000029

OKLAHOMA INDUSTRIAL ENERGY CONSUMERS

Dated: 05/27/2010	By: /s/ Thomas P. Schroedter
Thomas P. Schroedter

OG&E SHAREHOLDERS ASSOCIATION

Dated: 05/27/2010	By: /s/ Jack G. Clark, Jr.
Jack G. Clark, Jr.

STIPULATION EXHIBIT 1
OKLAHOMA GAS AND ELECTRIC COMPANY	1st Revised Sheet No. 52.00
P.O. Box 321	Replacing Original Sheet No. 52.00
Oklahoma City, OK 73101	Date Issued XXXX xx, 2010

STANDARD PRICING SCHEDULE: SGR	STATE OF OKLAHOMA
SMART GRID RIDER

EFFECTIVE IN: All territory served.

PURPOSE: Recover the annual revenue requirement associated with the Positive Energy® Smart Grid Program which includes guaranteed O&M reductions resulting from deployment of Smart Grid technology.

APPLICABILITY: Applicable to all customers taking service at Service Levels (SL) 3, 4, & 5.

SMART GRID RIDER FACTOR (SGRF) CALCULATIONS: The following formula for the SGRF calculates the charges on a per kilowatt-hour (kWh) basis for each of the major rate classes and the combined minor rate classes (Other).

SGRF Class =	(A – B) * C	; ($ per kWh)
D
      Where:
Major Rate Classes = Residential, General Service, Power and Light, and Large Power and Light.

Combined Minor Rate Classes (Other) = Municipal Lighting + Municipal Pumping + Outdoor Security Lighting + Public Schools (demand and non-demand) + Oil and Gas Producers.

A = Smart Grid Rider “Levelized” Revenue Requirement
The revenue requirement will be based on the Rate of Return (adjusted for income taxes) and Distribution Demand allocator approved in OG&E’s most recent general rate case. The revenue requirement will be based on the capped Smart Grid expenditures that are not recovered in existing rates or riders.

2010	2011	2012	2013
$ 14,538,271	$ 32,612,554	$ 44,092,219	$ 52,118,839

B = Guaranteed O&M Reductions
The “Levelized” Revenue Requirement (A) will be reduced by the following O&M reductions resulting from Smart Grid technology:

2010	2011	2012	2013
$171,396	$3,583,566	$6,689,943	$11,756,752

Rates Authorized by the Oklahoma Corporation Commission:			Public Utilities Division Stamp
(Effective)	(Order No.)	(Cause/Docket No.)
XXXXX x, 2010	xxxxx	PUD 201000xxx

STIPULATION EXHIBIT 1
OKLAHOMA GAS AND ELECTRIC COMPANY	1st Revised Sheet No. 52.01
P.O. Box 321	Replacing Original Sheet No. 52.01
Oklahoma City, OK 73101	Date Issued XXXX xx, 2010

STANDARD PRICING SCHEDULE: SGR	STATE OF OKLAHOMA
SMART GRID RIDER

C = Applicable Distribution Demand Allocator Percentage

Class (SL 3, 4, 5 only)	Allocator Percentage*
Residential	52.4453
General Service	9.7129
Power and Light	27.5218
Large Power and Light	4.4769
Other	5.8431
*Adjusted to exclude jurisdictions not at issue

D = Projected Oklahoma Jurisdictional base kWh for each Class identified above

SMART GRID RIDER FACTORS ($ per kWh): The following factors will be applied to customer billing during each of the applicable years of this rider.

Class (SL 3, 4, 5 only)	2010	2011	2012	2013
Residential	0.001772	0.001829	0.002294	0.002435
General Service	0.001668	0.001726	0.002173	0.002319
Power and Light	0.001113	0.001171	0.001532	0.001684
Large Power and Light	0.000739	0.000797	0.001099	0.001255
Other	0.001590	0.002223	0.002626	0.002250

ANNUAL REPORTING: A report will be submitted to the OCC PUD each year by March 1st. The report will summarize (by month) the prior period actual rider revenues collected and the revenue requirement associated with the Smart Grid Program.

TRUE-UP PROVISION: The Company shall provide to the OCC PUD  a final report before April 30, 2014. The report shall summarize the actual collected revenues and the actual revenue requirement for the SGR term. Any over/under recovery will be refunded or collected through the Rider for Fuel Cost Adjustment.

TERM: The SGR will become effective the first billing cycle in July 2010 and will continue through the last billing cycle in December 2013.

Rates Authorized by the Oklahoma Corporation Commission:			Public Utilities Division Stamp
(Effective)	(Order No.)	(Cause/Docket No.)
XXXXX x, 2010	xxxxx	PUD 201000xxx